Exhibit 10.19

December 22, 2024

Docter Inc.

Hsin-Ming Huang

Chief Executive Officer
14F-7, 597 Jiuru 2nd Rd
Sanmin District

Kaohsiung City, Taiwan

Re: Advisory Engagement

Dear Mr. Huang,

Henry Guo (the “Financial Advisor”) is pleased to act as the Exclusive Financial Advisor for Docter Inc. (separately or together with its subsidiaries and affiliates referred to herein as the “Company”). The Company and the Financial Advisor agree as follows:

1.  Description of Services. The Company hereby retains the Financial Advisor as the exclusive Financial Advisor and the Financial Advisor hereby agrees to provide advisory services to the Company regarding (i) the Company’s contemplated business combination with Aimfinity Investment Corp. I (“Aimfinity”), and (ii) potential financings and other types of related transactions undertaken by the Company. The Financial Advisor accepts such retention on the terms and conditions set forth in this Agreement. The Financial Advisor will advise the Company and provide the services described on the attached Exhibit A (collectively referred to as the “Advisory Services”) and such other area or areas as the Company may subsequently engage the Financial Advisor.

2.  Duties.

(a) The Financial Advisor will from time to time, at the request of the Company, provide Advisory Services to the Company as described in the attached Exhibit A.

3.  Compensation. As consideration for the Financial Advisor’s Advisory Services pursuant to this Agreement, the Financial Advisor shall be entitled to receive, and the Company agrees to pay the Financial Advisor, the following compensation: 20,000 shares of the public company after the merger.

4.  Assist the Company in identifying and addressing potential due diligence issues, including reviewing legal, financial, and operational matters, and providing recommendations for their resolution to facilitate a smooth transaction process..

5.  Independent Contractor. The Financial Advisor’s relationship with the Company will be that of an independent contractor and nothing in this Agreement or services to be provided hereunder will be construed to create an affiliate or fiduciary relationship between the Company and the Financial Advisor. The Financial Advisor has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company. The Company acknowledges and agrees that the Financial Advisor is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s directors, members, management, stockholders or creditors or any other person by this Agreement or the retention of the Financial Advisor hereunder.

6.  Confidentiality. During the Term and for twenty-four (24) months thereafter, both Parties agree to treat all data, material and other information exchange between the Parties as confidential. The Parties acknowledge that the Financial Advisor may need to retain and disclose certain information relayed to it by the Company for the benefit of regulatory supervision or disclosure and may need to share such information with regulators as requested. Except as and to the extent required by law, neither Party will disclose or use, and will direct its representatives not to disclose or use, any information with respect to any data, materials and other information exchanged during the Term of Engagement, without the express consent of the other Party.

7.  Reserved.

8.  Term and Termination. The term of this Agreement will be for a period of twelve (12) months commencing on the effective date of this Agreement (the “Term”). Either the Financial Advisor or the Company may terminate this Agreement for any reason at any time upon 30 days’ prior written notice to the other party during the Term.

9.  Indemnification. The Company agrees to indemnify the Financial Advisor in accordance with the indemnification and other provisions attached to this Agreement as Exhibit B (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

10.  Amendments and Waivers. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by the Financial Advisor and the Company. No term or condition or the breach thereof will be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder will not constitute a waiver of such party’s right to demand strict compliance therewith in the future. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.  Notices. All payments, notices, requests, demands and other communications required or permitted hereunder will be in writing and will be delivered personally (which will include delivery by courier or overnight delivery service) or sent by first class mail, postage prepaid, email or sent by facsimile transmission to the parties at their respective address set forth on the signature page below or at such other address as will be given in writing by a party to the other parties. Items delivered personally or by facsimile transmission will be deemed delivered on the date of actual delivery; items sent by first class mail will be deemed delivered three (3) days after mailing.

12. Governing Law; Jurisdiction and Venue Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any controversy between the parties to this Agreement, or arising out of this Agreement, shall be resolved by arbitration before the American Arbitration Association (“AAA”) in New York, New York. The following arbitration agreement should be read in conjunction with these disclosures:

(a) Arbitration is Final and Binding on the Parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Pre-Arbitration Discovery is generally more limited than and different from court proceeding; and

( ) The Arbitrators’ award is not required to include actual finding or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

( )  Arbitration Agreement. Any and all controversies, disputes or claims between the Financial Advisor and the Company or its agents, representatives, employees, directors, officers or control persons, arising out of, in connection with, or with respect to (i) any provisions of or the validity of this Agreement or any related agreements, (ii) the relationship of the parties hereto, or (iii) any controversy arising out of the Company’s business shall be conducted by the American arbitration association under its commercial arbitration rules. Arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate. If the Company is a party to such arbitration, to the extent permitted by the rules of the applicable arbitration tribunal, the arbitration shall be conducted in New York, New York. The decision and award of the arbitrator(s) shall be conclusive and binding upon all parties, and any judgement upon any award rendered may be entered in the state or federal courts located in New York, New York, or any other court having jurisdiction thereof, and neither party shall oppose such entry.

13. Limitation of Liability. In no event shall the Financial Advisor be liable to the Company for any incidental, indirect, special or consequential damages (i.e., lost profits) arising out of, or in connection with, this Agreement, whether or not the Financial Advisor was advised of the possibility of such damage. The Company further agrees that the liability limit of the Financial Advisor shall in no event be greater than the aggregate dollar amount which the Company paid to the Financial Advisor during the term of this Agreement.

14. Trust Account Waiver. The Financial Advisor acknowledges it has read the Draft Registration Statement on Form F-4 filed with the Securities and Exchange Commission in connection with the Company’s proposed business combination with Aimfinity and the related prospectus and understands that Aimfinity has established a trust account as described therein and that, except for a portion of the interest earned on the amounts held in the trust account that may be released to pay Aimfinity’s taxes, Aimfinity may disburse monies from the trust account only (a) to its public stockholders in the event they elect to redeem ordinary shares of Aimfinity in connection with the consummation of a business combination, (b) to the public stockholders if Aimfinity fails to consummate a business combination within the time period set forth in Aimfinity’s organizational documents, as disclosed in the prospectus, or (c) to Aimfinity after or concurrently with the consummation of a business combination. The Financial Advisor hereby agrees that, notwithstanding anything to the contrary in this Agreement, the Financial Advisor does not now, nor shall at any time hereafter, have any right, title, interest or claim of any kind in or to any monies in the trust account, or make any claim against the trust account, in connection with or relating to this Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability.

15.  Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Neither the Financial Advisor nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, on notice to the Company, the Financial Advisor may assign any right hereunder, or any of the Financial Advisor’s assignees may further assign any right hereunder, to the Financial Advisor.

16.  Counterparts. This Agreement may be executed in multiple copies, each of which will be deemed an original and all of which will constitute a single agreement binding on all parties.

17.  Entire Agreement. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

18.  Representation. By executing this Agreement, Company acknowledges that it understands and agrees that it has been encouraged, and had the opportunity to, consult with its own attorney in connection with this Agreement.

19.  No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.

20.  Disclaimers. The Company agrees that all decisions, acts, actions, or omissions with respect to the Advisory Services contemplated by this Agreement and the other matters contemplated herein shall be the sole responsibility of the Company, and that the performance by the Financial Advisor of Advisory Services hereunder will in no way expose the Financial Advisor to any liability for any such decisions, acts, actions or omissions of the Company.

Very truly yours,

Henry Guo

By:	/s/ Henry Guo
Name:	Henry Guo

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Docter Inc.

For and behalf of Doctor Inc.

By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer

EXHIBIT A

General Advisory Services

The Financial Advisor will from time to time, at the request of the Company, consult with and provide assistance to the Company in regard to the proposed business combination with Aimfinity in the following areas but not limited to:

1.	Conduct a review and analysis of the Company’s business model, financial condition, operations, the industry and markets which it serves.

2.	Prepare and/or assist the Company in the preparation of materials, as the same may, from time to time be supplemented or amended (collectively, the “Documents”) that include select business and financial information about the Company, and other relevant information as Aimfinity may, from time to time, request, or as the Company and the Financial Advisor may mutually agree.

3.	Prepare and/or assist in the preparation of additional Documents providing such information and analyses as may be reasonably requested by Aimfinity or as the Company and the Financial Advisor may mutually agree.

0.     [   ] [PARTIES TO ADD ANY OTHER SERVICES THEY WISH TO EXPLICITLY MENTION]

4.	Provide such other advisory services upon which the parties may mutually agree.

EXHIBIT B

Indemnification Provisions

Capitalized terms used in this Exhibit shall have the meanings assigned to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless the Financial Advisor from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Financial Advisor is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the Financial Advisor’s acting for the Company, including, without limitation, any act or omission by the Financial Advisor in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and the Financial Advisor to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by the Financial Advisor of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Financial Advisor seeking indemnification hereunder. The Company also agrees that the Financial Advisor shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Financial Advisor by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the Financial Advisor’s gross negligence or willful misconduct.

If any action, suit, proceeding or investigation is commenced, as to which the Financial Advisor proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by the Financial Advisor to notify the Company shall not relieve the Company from its obligations hereunder. The Financial Advisor shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against the Financial Advisor made with the Company’s written consent. The Company shall not, without the prior written consent of the Financial Advisor, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to the Financial Advisor of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to the Financial Advisor or an adverse statement with respect to the character, professionalism, expertise or reputation of the Financial Advisor or any action or inaction of the Financial Advisor.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which the Financial Advisor may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Financial Advisor, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Financial Advisor, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by the Financial Advisor in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by the Financial Advisor exceed the amount of fees previously received by the Financial Advisor pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Financial Advisor and its respective successors, assigns, heirs and personal representatives.